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   As filed with the Securities and Exchange Commission on September 25, 1998
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Crescent Real Estate Equities Company
                (Exact name of Registrant as specified in charter)


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
                          Texas                                                      52-1862813
(State or other jurisdiction of incorporation or organization)           (I.R.S. Employer Identification No.)
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                           777 Main Street, Suite 2100
                             Fort Worth, Texas 76102
          (Address, including zip code of Principal Executive Offices)

          1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan
                            (Full Title of the Plan)

                                Gerald W. Haddock
                      President and Chief Executive Officer
                      Crescent Real Estate Equities Company
                           777 Main Street, Suite 2100
                             Fort Worth, Texas 76102
            (Name, address, including zip code, of agent for service)

                                 (817) 321-2100
          (Telephone number, including area code, of agent for service)

                          Copies to:
Ellen A. Fredel, Esq.                      David M. Dean, Esq.
Shaw Pittman Potts & Trowbridge            Crescent Real Estate Equities Company
2300 N Street, N.W.                        777 Main Street, Suite 2100
Washington, D.C.  20037                    Fort Worth, Texas   76102

                         Calculation of Registration Fee
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
---------------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum
 Title of Securities     Amount of Shares  Aggregate Offering Price per        Proposed Maximum          Amount of
   to be Registered      to be Registered            Share                Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------
 Common Shares             3,841,883(1)           $24.79(2)                     $95,240,280(2)            $28,096
---------------------------------------------------------------------------------------------------------------------
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(1)  This Registration Statement shall also cover any additional Common Shares which become issuable under the 1995 Crescent Real Estate Equities, Inc.
     Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the
     Registrant's outstanding Common Shares.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low prices of the Registrant's Common Shares on the New York Stock Exchange on September 21, 1998.

              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS



         This registration statement relates to the registration of additional shares under the 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan. Shares to be issued pursuant to that plan were originally registered pursuant to a registration statement on Form S-8, as amended (File No. 333-03454), and a registration statement on Form S-8, as amended (File No. 333-13521) (collectively, the "Original Registration Statements"). The contents of the Original Registration Statements are hereby incorporated by reference into this registration statement to the extent that they present information not otherwise presented herein.


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                                    PART II

               Information Required in the Registration Statement

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement.

4.01 Restated Declaration of Trust of the Registrant (filed as Exhibit No. 4.01 to the Registrant's Registration Statement on Form S-3 (File No. 333-21905) (the "1997 Form S-3") and incorporated herein by reference)

4.02 Amended and Restated Bylaws of the Registrant (filed as Exhibit 4.02 to the Registrant's Registration Statement on Form S-3 (File No. 333-56809) and incorporated herein by reference)

4.03 Form of Common Share Certificate (filed as Exhibit No. 4.03 to the 1997 Form S-3 and incorporated herein by reference)

4.04 Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership dated as of November 1, 1997, as amended through June 30, 1998 (filed as Exhibit 10.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference)

5.01 Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the Registrant, with respect to the legality of the Common Shares of the Registrant registered hereunder (filed herewith)

23.01 Consent of Arthur Andersen LLP (Dallas), Certified Public Accountants, dated September 25, 1998 (filed herewith)

23.02 Consent of Arthur Andersen LLP (Atlanta), Certified Public Accountants, dated September 24, 1998 (filed herewith)

23.03 Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 5.01 to this Registration Statement)

24.01 Powers of Attorney (included on the signature page)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 25, 1998.

                                 CRESCENT REAL ESTATE EQUITIES COMPANY

                                 /s/ GERALD W. HADDOCK
                                 --------------------------------------
                                 Gerald W. Haddock
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald W. Haddock and David M. Dean, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full and several power of substitution for him and in his name, place, and stead, in any and all capacities, to sign any and all registration statements relating to Common Shares (the "Securities") of Crescent Real Estate Equities Company (the "Registrant") to be issued under the 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan, and any amendments, including both pre-effective and post-effective amendments and supplements to such registration statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each said attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



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
Name                                              Title                                   Date
----                                              -----                                   ----
/s/ RICHARD E. RAINWATER                          Trust Manager and Chair-                September 25, 1998
-------------------------------------------       man of the Board
Richard E. Rainwater


/s/ JOHN C. GOFF                                  Trust Manager and Vice                  September 25, 1998
-------------------------------------------       Chairman of the Board
John C. Goff


/s/ GERALD W. HADDOCK                             Trust Manager, President                September 25, 1998
-------------------------------------------       and Chief Executive Officer
Gerald W. Haddock                                 (Principal Executive Officer)

/s/ BRUCE A PICKER                                Vice President, Treasurer               September 25, 1998
-------------------------------------------       and Co-Chief Financial
Bruce A. Picker                                   Officer (Principal Financial
                                                  Officer)
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                                      -4-

/s/ JERRY R. CRENSHAW, JR.                        Vice President, Controller              September 25, 1998
-------------------------------------------       and Co-Chief Financial
Jerry R. Crenshaw, Jr.                            Officer (Principal Account-
                                                  ing Officer)

/s/ ANTHONY M. FRANK                              Trust Manager                           September 25, 1998
-------------------------------------------
Anthony M. Frank

/s/ MORTON H. MEYERSON                            Trust Manager                           September 25, 1998
-------------------------------------------
Morton H. Meyerson

/s/ WILLIAM F. QUINN                              Trust Manager                           September 25, 1998
-------------------------------------------
William F. Quinn

/s/ PAUL E. ROWSEY, III                           Trust Manager                           September 25, 1998
-------------------------------------------
Paul E. Rowsey, III


/s/ MELVIN ZUCKERMAN                              Trust Manager                           September 25, 1998
------------------------
Melvin Zuckerman
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




                                INDEX TO EXHIBITS



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
Exhibit
Number                                    Description of Exhibit
-------                                   ----------------------
4.01                   Restated Declaration of Trust of the Registrant (filed as Exhibit No. 4.01 to the Registrant's Registration Statement on Form S-3 (File No. 333-21905)
                       (the "1997 Form S-3") and incorporated herein by reference)

4.02                   Amended and Restated Bylaws of the Registrant (filed as Exhibit 4.02 to the
                       Registrant's Registration Statement on Form S-3 (File No. 333-56809) and
                       incorporated herein by reference)

4.03                   Form of Common Share Certificate (filed as Exhibit No. 4.03 to the 1997
                       Form S-3 and incorporated herein by reference)

4.04                   Second Amended and Restated Agreement of Limited Partnership of Crescent
                       Real Estate Equities Limited Partnership dated as of November 1, 1997, as amended through June 30, 1998 (filed as Exhibit 10.01 to the Registrant's
                       Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference)

5.01                   Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the Registrant,
                       with respect to the legality of the Common Shares of the Registrant registered hereunder (filed herewith)

23.01                  Consent of Arthur Andersen LLP (Dallas), Certified Public Accountants,
                       dated September 25, 1998 (filed herewith)

23.02                  Consent of Arthur Andersen LLP (Atlanta), Certified Public Accountants,
                       dated September 24, 1998 (filed herewith)

23.03                  Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 5.01 to this Registration Statement)

24.01                  Powers of Attorney (included on the signature page)
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